Exhibit 99.3

Pro forma unaudited consolidated statement of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 and 2011 and pro forma unaudited consolidated balance sheet for the nine months ended September 30, 2012.

BE ACTIVE HOLDINGS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED

	BE ACTIVE HOLDINGS, INC	BE ACTIVE BRANDS, INC.
	f/k/a Super Light, Inc.				Proforma
	Year Ended	Year Ended		Proforma	Year Ended
	December 31, 2011	December 31, 2011	Notes	Adjustments	December 31, 2011

Sales	$8,880	$2,571,977		(8,880)	$2,571,977
Trade spend and sales discounts		1,150,023			1,150,023
Cost of goods sold	6,000	1,506,921		(6,000)	1,506,921

Gross Profit (Loss)	2,880	(84,967)		(2,880)	(84,967)

Operating expenses:
Selling expenses		717,350			717,350
General and administrative	52,925	458,459		(52,925)	458,459

Total Operating Expenses	52,925	1,175,809		(52,925)	1,175,809

Net operating income (loss)	(50,045)	(1,260,776)		50,045	(1,260,776)

Other Income (Expenses)
Interest expense, net		(6,992)			(6,992)
Gain due to currency exchange	463			(463)	0
Miscellanous expense		(2,496)			(2,496)
Loss on sale of bonds		(6,922)			(6,922)
Depreciation and amortization expense	0	(308)			(308)
Total Other Income (Expense)	463	(16,718)		(463)	(16,718)

Net Income (Loss)	$(49,582)	$(1,277,494)	(1)	49,582	$(1,277,494)

(1)  Net income for Superlight, Inc. for the period ended December 31, 2011 has been eliminated as a result of the Agreement of Merger and Plan of Reorganization

BE ACTIVE HOLDINGS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED

	BE ACTIVE HOLDINGS, INC	BE ACTIVE BRANDS, INC.
	f/k/a Super Light, Inc.				Proforma
	Nine Months Ended	Nine Months Ended		Proforma	Nine Months Ended
	September 30, 2012	September 30, 2012	Notes	Adjustments	September 30, 2012

Sales	$85,300	$1,582,063		(85,300)	$1,582,063
Trade spend and sales discounts	0	631,928			631,928
Cost of goods sold	54,000	986,929		(54,000)	986,929

Gross Profit (Loss)	31,300	(36,794)		(31,300)	(36,794)

Operating expenses:
Selling expenses	0	233,500			233,500
General and administrative	24,406	379,448		(24,406)	379,448

Total Operating Expenses	24,406	612,948		(24,406)	612,948

Net operating income (loss)	6,894	(649,742)		(6,894)	(649,742)

Other Income (Expenses)
Interest expense, net	0	(8,730)			(8,730)
Gain due to currency exchange	238			(238)	0
Depreciation and amortization expense	0	(231)			(231)
Total Other Income (Expense)	238	(8,961)		(238)	(8,961)

Net Income (Loss)	$7,132	$(658,703)	(1)	(7,132)	$(658,703)

BE ACTIVE HOLDINGS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
UNAUDITED

	BE ACTIVE HOLDINGS, INC	BE ACTIVE BRANDS, INC.
	f/k/a Super Light, Inc.
				Pro Forma
Assets	September 30, 2012	September 30, 2012	Notes	Adjustments	Pro Forma

Current assets
Cash and cash equivalents	$0	$131			$131
Accounts receivable	0	91,621			91,621
Inventory	0	260,958			260,958
Prepaid expenses	0	300			300
Total current assets	0	353,010			353,010

Property and equipment, net	0	767			767

Total assets	$0	$353,777			$353,777

Liabilities and shareholders' deficiency

Current liabilities
Notes payable, related parties	$0	$198,001			$198,001
Convertible notes payable	0	135,000	(2)	(135,000)	0
Loans payable	0	85,000			85,000
Accounts payable	0	308,073			308,073
Accrued expenses and taxes	2,600	7,548			10,148
Due to officers	80	347,597			347,677

Total current liabilities	2,680	1,081,219			948,899

Shareholders' deficiency
Preferred stock
Common stock	12,632	2,950	(3)	(9,030)	6,623
			(4)	71
Additional paid in capital	41,115	1,496,050	(5)	93,814	1,630,979

Accumulated deficit	(56,427)	(2,226,442)	(6)	50,145	(2,232,724)
Total shareholders deficiency	(2,680)	(727,442)			(595,122)
Total liabilities and shareholders deficiency	$0	$353,777			$353,777

(1) Net income for Superlight, Inc. for the period ended September 30, 2012 has been eliminated as a result of the Agreement of Merger and Plan of Reorganization
(2) An aggregrate of $135,000 of bridge notes of Be Active converted into the Private Placement at a per Unit price of $0.19.
(3) Cancellation of 90,304,397 shares of the Company's common stock reducing the amount of common stock to 20,851,336 pursuant to Agreement of Merger and Plan of Reorganization
(4) An aggregrate of $135,000 of bridge notes of Be Active converted into the Private Placement at a per Unit price of $0.19.
(5) Reduction of additional paid in capital resulting from the Agreement of Merger and Plan of Reorganization. Increase in additional paid in capital resulting from the conversion of the bridge notes
(6) Reduction in accumulated deficit of Be Active Holdings, Inc. related to reverse merger and recapitalization pursuant to Agreement of Merger and Plan of Reorganization